Exhibit 1

Shareholder Services Agreement

Pursuant to Section 2 of this Agreement, BMO Funds U.S. Investor Services (formerly known as Marshall Investor Services) agrees to accept as full compensation for its services rendered hereunder a fee at an annual rate, calculated daily and payable monthly, equal to an amount up to the percentage of average net assets of each Fund, as set forth below:

Fund/Class	Shareholder Services Fee	Effective Date
BMO Short-Term Income Fund – Class Y Shares	0.25%	July 5, 2011
BMO Mortgage Income Fund – Class Y Shares	0.25%	July 5, 2011
BMO Intermediate Tax-Free Fund – Class Y Shares	0.25%	July 5, 2011
BMO Large-Cap Value Fund – Class Y Shares	0.25%	July 5, 2011
BMO Large Cap Growth Fund – Class Y Shares	0.25%	July 5, 2011
BMO Mid-Cap Growth Fund – Class Y Shares	0.25%	July 5, 2011
BMO Mid-Cap Value Fund – Class Y Shares	0.25%	July 5, 2011
BMO Small-Cap Growth Fund – Class Y Shares	0.25%	July 5, 2011
BMO Prime Money Market Fund – Class Y Shares	0.25%	July 5, 2011
BMO Government Money Market Fund – Class Y Shares	0.25%	July 5, 2011
BMO Tax-Free Money Market Fund – Class Y Shares	0.25%	July 5, 2011
BMO TCH Corporate Income Fund – Class Y Shares	0.25%	July 5, 2011
BMO TCH Core Plus Bond Fund – Class Y Shares	0.25%	July 5, 2011
BMO Ultra Short Tax-Free Fund – Class Y Shares	0.25%	July 5, 2011
BMO Pyrford International Stock Fund – Class Y Shares	0.25%	December 29, 2011
BMO Short Tax-Free Fund – Class Y Shares	0.25%	September 27, 2012
BMO In-Retirement Fund – Class Y Shares	0.25%	August 29, 2013
BMO Target Retirement 2020 Fund – Class Y Shares	0.25%	August 29, 2013
BMO Target Retirement 2030 Fund – Class Y Shares	0.25%	August 29, 2013
BMO Target Retirement 2040 Fund – Class Y Shares	0.25%	August 29, 2013
BMO Target Retirement 2050 Fund – Class Y Shares	0.25%	August 29, 2013
BMO Conservative Allocation Fund – Class Y Shares	0.25%	December 30, 2013
BMO Moderate Allocation Fund – Class Y Shares	0.25%	December 30, 2013
BMO Balanced Allocation Fund – Class Y Shares	0.25%	December 30, 2013
BMO Growth Allocation Fund – Class Y Shares	0.25%	December 30, 2013
BMO Aggressive Allocation Fund – Class Y Shares	0.25%	December 30, 2013
BMO Target Retirement 2015 Fund – Class Y Shares	0.25%	December 27, 2013
BMO Target Retirement 2025 Fund – Class Y Shares	0.25%	December 27, 2013
BMO Target Retirement 2035 Fund – Class Y Shares	0.25%	December 27, 2013
BMO Target Retirement 2045 Fund – Class Y Shares	0.25%	December 27, 2013
BMO Target Retirement 2055 Fund – Class Y Shares	0.25%	December 27, 2013
BMO Institutional Prime Money Market Fund – Class Y Shares	0.25%	June 1, 2016

Executed as of this 1st day of June, 2016.

BMO Funds, Inc. on behalf of its portfolios listed above	BMO Asset Management Corp.

By: /s/ John M. Blaser Name: John M. Blaser Title: President	By: /s/ Phillip E. Enochs Name: Phillip E. Enochs Title: Head of BMO Global Asset Management U.S.

BMO Asset Management Corp. By: /s/ Steven J. Arquilla Name: Steven J. Arquilla Title: Chief Operating Officer

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